Exhibit 99.1

MSG NETWORKS INC. REPORTS

FISCAL 2019 SECOND QUARTER RESULTS

Fiscal 2019 second quarter revenues of $192.9 million

Fiscal 2019 second quarter operating income of $78.4 million

Fiscal 2019 second quarter adjusted operating income of $85.8 million

NEW YORK, N.Y., February 5, 2019 – MSG Networks Inc. (NYSE: MSGN) today reported financial results for the fiscal second quarter ended December 31, 2018.

For the fiscal 2019 second quarter, MSG Networks Inc. generated revenues of $192.9 million, an increase of 6% as compared with the prior year period. In addition, the Company generated operating income of $78.4 million, adjusted operating income of $85.8 million and net income of $43.8 million.(1)

President and CEO Andrea Greenberg said, “We delivered solid second quarter results, highlighted by increases in both affiliate and advertising revenues. Our exclusive live sports programming drew increased interest from existing and new advertisers and advertising categories, and we continued to benefit from strong affiliate relationships and digital distribution. Looking ahead, we remain focused on capitalizing on our unique live content to create long-term shareholder value.”

Fiscal Year 2019 Second Quarter Results
(In thousands, except per share data)	Three Months Ended December 31,
2018
Revenues	$192,914
Operating income	78,350
Adjusted operating income	85,761
Net Income	43,838
Diluted EPS	$0.58

1.	See page 3 of this earnings release for the definition of adjusted operating income included in the discussion of non-GAAP financial measures.

Summary of Reported Results from Operations

Fiscal 2019 second quarter total revenues of $192.9 million increased 6%, or $11.7 million, as compared with the prior year period. Affiliation fee revenue increased $7.8 million, primarily due to higher affiliation rates, partially offset by the impact of a low single-digit percentage decrease in subscribers versus the prior year period. Advertising revenue increased $3.5 million, primarily due to higher sales generated from live professional sports programming. Other revenues increased $0.5 million as compared with the prior year period.

Direct operating expenses of $81.5 million increased 3%, or $2.6 million, as compared with the prior year period. The increase was primarily due to higher rights fees expense, mainly a result of annual contractual rate increases.

Selling, general and administrative expenses of $31.3 million increased 29%, or $7.0 million, as compared with the prior year period, primarily due to higher advertising and marketing costs, employee compensation and related benefits (including share-based compensation expense) and, to a lesser extent, higher advertising sales commissions.

Operating income of $78.4 million increased 4%, or $2.8 million, as compared with the prior year period, primarily due to the increase in revenues, partially offset by higher selling, general and administrative expenses (including share-based compensation expense) and, to a lesser extent, higher direct operating expenses.

Adjusted operating income of $85.8 million increased 4%, or $3.0 million, as compared with the prior year period, primarily due to the increase in revenues, partially offset by higher selling, general and administrative expenses (excluding share-based compensation expense) and, to a lesser extent, higher direct operating expenses.

About MSG Networks Inc.

MSG Networks Inc., a pioneer in sports media, owns and operates two award-winning regional sports and entertainment networks and a companion streaming service that serve the nation’s number one media market, the New York DMA, as well as other portions of New York, New Jersey, Connecticut and Pennsylvania. The networks feature a wide range of compelling sports content, including exclusive live local games and other programming of the New York Knicks, New York Rangers, New York Islanders, New Jersey Devils and Buffalo Sabres, as well as significant coverage of the New York Giants and Buffalo Bills. This content, in addition to a diverse array of other sporting events and critically acclaimed original programming, has established MSG Networks as the gold standard in regional sports, with more than 150 New York Emmy Awards over the past 10 years.

Non-GAAP Financial Measures

We define adjusted operating income, which is a non-GAAP financial measure, as operating income before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. Because it is based upon operating income, adjusted operating income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company without regard to the settlement of an obligation that is not expected to be made in cash.

We believe adjusted operating income is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income should be viewed as a supplement to and not a substitute for operating income, net income, cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income to adjusted operating income, please see page 6 of this release.

The Company defines Free Cash Flow (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, both of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall ability to generate liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is generated for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors for comparison of the Company’s generation of liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of Free Cash Flow to net cash provided by operating activities, please see page 8 of this release.

Forward Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Communications (212) 465-6442	Ari Danes, CFA Investor Relations (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.msgnetworks.com

Conference call dial-in number is 877-883-0832 / Conference ID Number 9083646

Conference call replay number is 855-859-2056 / Conference ID Number 9083646 until February 12, 2019

MSG NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$192,914	$181,222	$357,378	$338,678
Direct operating expenses	81,470	78,902	148,125	141,993
Selling, general and administrative expenses	31,294	24,311	48,197	39,872
Depreciation and amortization	1,800	2,423	3,845	4,874

Operating income	78,350	75,586	157,211	151,939
Other income (expense):
Interest income	1,422	999	3,014	1,877
Interest expense	(11,693)	(10,242)	(23,615)	(20,885)
Other components of net periodic benefit cost	(413)	(407)	(818)	(814)

	(10,684)	(9,650)	(21,419)	(19,822)

Income from operations before income taxes	67,666	65,936	135,792	132,117
Income tax benefit (expense)	(23,828)	89,632	(45,024)	64,608

Net income	$43,838	$155,568	$90,768	$196,725

Earnings per share:
Basic
Net income	$0.58	$2.06	$1.21	$2.61
Diluted
Net income	$0.58	$2.05	$1.20	$2.60
Weighted-average number of common shares outstanding:
Basic	75,079	75,458	74,987	75,371
Diluted	75,737	75,756	75,715	75,768

MSG NETWORKS INC.

ADJUSTMENTS TO RECONCILE OPERATING INCOME

TO ADJUSTED OPERATING INCOME

(In thousands)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director stock plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Operating income	$78,350	$75,586	$157,211	$151,939
Share-based compensation expense	5,611	4,798	9,287	7,719
Depreciation and amortization	1,800	2,423	3,845	4,874

Adjusted operating income	$85,761	$82,807	$170,343	$164,532

MSG NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2018	June 30, 2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$174,624	$205,343
Accounts receivable, net	108,960	110,657
Related party receivables, net	20,788	12,100
Prepaid income taxes	4,080	1,134
Prepaid expenses	6,124	4,489
Other current assets	5,910	4,719

Total current assets	320,486	338,442
Property and equipment, net	9,524	10,029
Amortizable intangible assets, net	35,473	37,203
Goodwill	424,508	424,508
Other assets	40,422	39,430

Total assets	$830,413	$849,612

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$622	$1,460
Related party payables	1,035	785
Current portion of long-term debt	85,539	72,414
Income taxes payable	6,027	8,460
Accrued liabilities:
Employee related costs	10,918	15,342
Other accrued liabilities	9,600	8,129
Deferred revenue	1,906	4,626

Total current liabilities	115,647	111,216
Long-term debt, net of current portion	993,685	1,118,017
Defined benefit and other postretirement obligations	25,835	28,170
Other employee related costs	4,771	4,560
Other liabilities	4,063	3,974
Deferred tax liability	248,444	241,417

Total liabilities	1,392,445	1,507,354

Commitments and contingencies
Stockholders’ Deficiency:
Class A Common stock, par value $0.01, 360,000 shares authorized; 61,287 and 61,017 shares outstanding as of December 31, 2018 and June 30, 2018, respectively	643	643
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding as of December 31, 2018 and June 30, 2018	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	1,116	4,067
Treasury stock, at cost 2,972 and 3,242 shares as of December 31, 2018 and June 30, 2018, respectively	(179,561)	(195,881)
Accumulated deficit	(377,828)	(460,007)
Accumulated other comprehensive loss	(6,538)	(6,700)

Total stockholders’ deficiency	(562,032)	(657,742)

Total liabilities and stockholders’ deficiency	$830,413	$849,612

MSG NETWORKS INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

Summary Data from the Statements of Cash Flows

	Six Months Ended
	December 31,
	2018	2017
Net cash provided by operating activities	$90,455	$101,972
Net cash used in investing activities	(3,674)	(871)
Net cash used in financing activities	(117,500)	(40,273)

Net increase (decrease) in cash and cash equivalents	(30,719)	60,828

Cash and cash equivalents at beginning of period	205,343	141,087

Cash and cash equivalents at end of period	$174,624	$201,915

Free Cash Flow

	Six Months Ended
	December 31,
	2018	2017
Net cash provided by operating activities	$90,455	$101,972
Less: Capital expenditures	(1,674)	(871)

Free cash flow	$88,781	$101,101

Capitalization

December 31, 2018
Cash and cash equivalents	$174,624
Credit facility debt(a)	1,083,750

Net debt	$909,126

Reconciliation of operating income to AOI for trailing twelve-month period(b)
Operating Income	$318,430
Share-based compensation expense	15,547
Depreciation and amortization	8,309

Adjusted operating income	$342,286

Leverage ratio(c)	2.7x

(a) Represents aggregate principal amount of the debt outstanding.

(b) Represents reported adjusted operating income for the trailing twelve months.

(c) Represents net debt divided by annualized adjusted operating income, which differs from the covenant calculation contained in the Company’s credit facility.